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                                                                       Exhibit 3



                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 17, 2002, by and among WEBB INTERACTIVE SERVICES, INC., a Delaware corporation (the "Company"), and JONA, INC. (the "Purchaser").

         The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to the Purchaser shares of the Company's Common Stock, no par value (the "Common Stock") and a related warrant (the "Warrant"). The Warrants entitle the holder thereof to purchase shares (the "Warrant Shares") of the Company's Common Stock.

         In order to induce the Purchaser to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement, including the exhibits thereto.

         In consideration of the Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings specified:

         (a) "Business Day" shall have the meaning specified in the Securities Purchase Agreement;

         (b) "Holder" means any person owning or having the right to acquire through exercise of the Warrants, Registrable Securities, including initially the Purchaser and thereafter any permitted assignee thereof;

         (c) "Effective Date" means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission").

         (d) "Filing Deadline" means May 1, 2002;

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         (e) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous or delayed basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Commission;
and

         (f) "Registerable Securities" means the Common Stock issued in accordance with the term of the Securities Purchase Agreement and the Warrant Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Common Stock and the Warrant Shares.

2.       MANDATORY REGISTRATION.

         (a) On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a "shelf" registration statement under Rule 415 covering the resale of up to 7,500,000 shares of Common Stock issued pursuant to the Securities Purchase Agreement and up to 7,500,000 Warrant Shares. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

         (b) The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event prior to June 5, 2002. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement (but in no event later than fifteen (15) Business Days following the Company's receipt thereof), and shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty eight (48) hours after the submission of such request. The Company shall maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time.

         (c) If for any reason from time to time there are Registrable Securities which are not included or which are not allowed to be included by the Commission in a Registration Statement filed pursuant hereto, the Company shall file additional Registration Statements as soon as practicable following a request by any Holder to effect a

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registration of all of such Registrable Securities, which Registration Statement shall be subject to all terms of this Agreement and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall maintain the effectiveness of each Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time.

3.       PIGGYBACK REGISTRATION

         If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or employee stock award or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity, or a registration statement on Form S-3 covering the resale of securities issued in connection with a corporate acquisition) (a "Proposed Registration") and (ii) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have twenty (20) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for shareholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in the Registration Statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of

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which are not entitled to inclusion of such securities in such Registration
Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement.

4.       OBLIGATIONS OF THE COMPANY

         In addition to performing its obligations hereunder, including without limitation those pursuant to paragraphs 2(a), 2(b) and 2(c) above, the Company shall:

                  (a) promptly prepare and file with the Commission such amendments and supplements to each Registration Statement and each prospectus used in connection with the Registration Statement as may be necessary (i) to comply with the provisions of the Securities Act or (ii) to maintain the effectiveness of each Registration Statement during the applicable Registration Period, or as may be reasonably requested within a reasonable time prior to any proposed sale by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution. The Company shall cause such amendments and supplements to become effective as soon as practicable following the filing thereof.

                  (b) secure the listing of all Registrable Securities on the Nasdaq Stock Market prior to the date on which the Registration Statement relating to such Registrable Securities becomes effective;

                  (c) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, if any, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

                  (d) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                  (e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

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                  (f) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

                  (h) furnish to each Holder, on the date that such Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming the effectiveness of the Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion addressed to the underwriters, dated such date, of such outside counsel, in such form and substance as is required to be given to such underwriters, and (B) a letter addressed to such underwriters, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

                  (i) provide each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

                  (j) permit counsel retained for such purpose by each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company) and amend such materials in accordance with the comments of such counsel.

5.       OBLIGATIONS OF EACH HOLDER

         In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

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                  (a) furnish to the Company in writing such information
regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

                  (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(f) or 4(g), immediately discontinue any sale or other disposition of Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f) or withdrawal of the stop order referred to in paragraph 4(g);

                  (c) in the event of an underwritten offering of the Registrable Securities, enter into a customary and reasonable underwriting agreement and execute such other documents as the managing underwriter for such offering may reasonably request;

                  (d) to the extent required by applicable law, deliver a prospectus to the purchaser of Registrable Securities;

                  (e) notify the Company when it has sold all of the Registrable Securities theretofore held by it; and

                  (f) promptly notify the Company in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing.

6.       INDEMNIFICATION.

         In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees and agents of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus, if any, or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent or

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controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in paragraph 4(f) or 4(g).

                  (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this paragraph 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under the Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party

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under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

                  (d) In the event that the indemnity provided in paragraph 6(a) or 6(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who is not guilty of fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee or agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 6(d).

                  (e) The obligations of the Company and each Holder under this
Section 6 shall survive the conversion of the Preferred Stock and exercise of the Warrants in full, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7.       REPORTS.

         With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;


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                  (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the 1934 Act; and

                  (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, and the 1934 Act, (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

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8.       MISCELLANEOUS.

         (a) Expenses of Registration. All expenses, other than underwriting discounts and commissions and fees and expenses of one counsel to the Holders, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

         (b) Amendment; Waiver. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and each Holder. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

         (c) Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., mountain time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the day actually received after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

If to the Company:

         WEBB Interactive Services, Inc.
         1899 Wynkoop, Suite 600
         Denver, Colorado 80202
         Telecopy: (303)295-3584
         Attention:  William R. Cullen

with a copy to:

         Gray, Plant, Mooty, Mooty & Bennett, P.A.
         3400 City Center
         33 South Sixth Street
         Minneapolis, MN 55402-3796
         Telecopy:  (612) 333-0066
         Attention: Lindley S. Branson, Esq.


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and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

         (d) Termination. This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

         (e) Assignment. Upon the transfer of Common Stock, the Warrant or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to the securities so transferred shall be assigned automatically to the transferee thereof as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement or the Warrant, as the case may be; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives any such security pursuant to an effective registration statement under the Securities Act or pursuant to a transaction under Rule 144 or any successor provision thereto.

         (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflict of laws provisions thereof.

                                    * * * * *


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

WEBB INTERACTIVE SERVICES, INC.

By:      /s/ Lindley S. Branson
         -----------------------------------
Name:    Lindley S. Branson
Title:   Vice President and General Counsel

JONA, INC.

By:       /s/ Neil A. McMurry
          ----------------------------------
Name:     Neil A. McMurry
Its:      President

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